SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                         Date of Report: November 13, 2001
                                        -------------------

                   GENESIS CAPITAL CORPORATION OF NEVADA. INC.
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             (Exact name of registrant as specified in its charter)


         Nevada                                         91-1947658
         -------                                        -----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   11701 South Freeway, Burleson, Texas 76028
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          (Address of principal executive offices, including zip code)

                                 (503) 538-3710
                            -------------------------
                           (Issuer's telephone number)

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Item 1.  Changes in Control of Registrant

         On August 30, 2001, the Registrant entered into a Stock Acquisition Agreement ("Acquisition Agreement") with Christopher Astrom; Hudson Consulting Group, Inc.; and Global Universal, Inc, of Delaware pursuant to which Mr. Astrom was granted the right to purchase from Genesis 54,110,309 shares of common stock and 1,477,345 shares of preferred stock, which represented 95% of the issued and outstanding shares of each class. Under the Acquisition Agreement, Mr. Astrom was to be pay $ 315,000 to the Registrant for the common and preferred stock and tender to the Registrant all of the issued and outstanding common stock of Senior Lifestyle Communities, Inc.("Communities"). The Acquisition Agreement was to close on or before October 30, 2001.

         On October 30, 2001, the Registrant entered into a Share Exchange Agreement and Plan of Reorganization ("Exchange Agreement") with Mr. Astrom and Communities, the purpose of which was to accommodate the financing by Mr. Astrom of his obligations to the Registrant under the Acquisition Agreement. To provide the financing on behalf of Mr. Astrom, Communities issued its 8% Series SPA Senior Subordinated Convertible Debentures in the initial amount of $ 360,000 to an non-affiliated private source of financing. At the close of the Acquisition Agreement and the Exchange Agreement, Communities became a wholly-owned subsidiary of the Registrant.

         Communities owns all of the issued and outstanding common stock of Senior Adult Lifestyle, Inc ("Lifestyle"). The business plan of Communities and Lifestyle involves developing active adult communities consisting of condominium developments which are restricted to residents fifty-five years of age and over. The initial development projects will occur in the northeast portion of the United States. Thus far, five towns in Connecticut are being considered for the development of in excess of 500 condominium units. The estimated sales prices for the condominium units will range from $175,000 to $250,000. The development will involve property with a combined value of approximately one and one-half million dollars ($1,500,000), which has been acquired by Lifestyle.

         The Acquisition Agreement and the Exchange Agreement are included in this report as exhibits.

         Inasmuch as the change in control of Registrant as disclosed also resulted in the acquisition of a subsidiary, the Registrant will file, within 60 days of the date of this Report, the financial statements called for by Item 7.

         Item 4.  Changes in Registrant's Certifying Accountants

         On November 6, 2001, the Registrant dismissed Clyde Bailey P.C. as the Registrant's principal accountant.

         The Clyde Bailey P.C. report on the financial statements of the Registrant for either of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to the uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the dismissal, there were no disagreements between the Registrant and Clyde Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The decision to change accountants was approved by the Board of Directors of the Registrant.

         Attached as an exhibit is the letter from Clyde Bailey P.C. required pursuant to Item 304 of Regulation SB.

         Effective November 6, 2001, the Registrant engaged Bagell Josephs & Company LLC as its principal accountant and auditors. The Registrant has not previously consulted with Bagell Josephs & Company on the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Genesis Capital Corporation of Nevada
                                       /s/ Richard Astrom
                                       -------------------------
                                       Richard Astrom, President

Date: November 14, 2001.

                                    Exhibits

No.       Description

 2.1      Stock Acquisition Agreement dated August 30, 2001.

 2.2      Share Exchange Agreement and Plan of Reorganization dated
          October 30, 2001.

16        Letter from Clyde Bailey P.C. dated
          November 12, 2001.